UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 21, 2023

AMERICAN COASTAL INSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)
UNITED INSURANCE HOLDINGS CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	ACIC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
The Company has identified certain errors related to the reporting of discontinued operations for the previously issued unaudited condensed consolidated financial statements for the three months ended March 31, 2023, which errors had the effect of understating the net income for the three months ended March 31, 2023 by approximately $6.4 million. These errors were discovered in the course of preparing the Company’s interim financial statements for the fiscal quarter ended June 30, 2023, and included errors in the Company’s accounting for income tax expense primarily relating to the deconsolidation of the Company’s former subsidiary, United Property & Casualty Insurance Company.

As a result, on August 17, 2023, the Company determined that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the quarterly periods ended March 31, 2023 and March 31, 2022 included in the associated Form 10-Q filing with the Securities and Exchange Commission (“SEC”), should no longer be relied upon solely as a result of the above-described error. Any previously issued or filed reports, press releases, earnings releases, and investor presentations or other communications describing the Company’s condensed consolidated financial statements, financial results, and other related financial information covering such period should no longer be relied upon.

The Company intends to promptly file restated financial statements for the three months ended March 31, 2023 on Form 10-Q/A.

All estimates contained in this report are subject to change as management completes the Form 10-Q/A.

The Audit Committee has discussed the matters described in this Form 8-K with its independent registered accounting firm, Deloitte & Touche LLP.

Item 7.01: Regulation FD Disclosure.
The executive officers of the Company intend to use the materials filed herewith, in whole or in part, in one or more meetings with investors and analysts, beginning on August 21, 2023. A copy of the investor presentation is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Investor presentation issued by the Company on August 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

These Items 4.02, 7.01 and 9.01 may contain forward-looking statements about our restated financial statement. In particular, these include statements relating to future actions, performance or financial results, including without limitation, statements regarding the Company’s expectations and preliminary estimates of the impact of the restatement on the Company’s unaudited condensed consolidated financial statements for the three months ended March 31, 2023; the scope of the restatement; and the expected timing of the filing of the restated financial statements. The Company believes these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions, or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, the forward-looking statements. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words such as “may,” “will,” “expect,” "endeavor," "project," “believe,” "plan," “anticipate,” “intend,” “could,” “would,” “estimate” or “continue” or the negative variations thereof or comparable terminology. Factors that could cause actual results to differ materially may be found in the Company's filings with the U.S. Securities and Exchange Commission, in the “Risk Factors” section in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

AMERICAN COASTAL INSURANCE CORPORATION
August 21, 2023	By:	/s/ B. Bradford Martz
B. Bradford Martz, President and Chief Financial Officer (principal financial officer and principal accounting officer)